EXHIBIT 99.2

Synthesis Energy Systems, Inc. Secures Technology License Agreement for Project in Australia

Technology and Process Design Package Order Valued at Approximately $27 Million with Follow-On Equipment Supply of Approximately $120 Million

SES’s President and CEO to Discuss Agreement on Conference Call Webcast Today at 4:15 p.m. ET

HOUSTON, May 11, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in clean and efficient production of low cost synthesis gas for high value energy and chemical markets, announced today that it has entered into a definitive Technology License Agreement with Australian Future Energy Pty Ltd (AFE) for a large-scale project to be located in Australia. Based on the terms of the agreement, SES will receive fees based on the licensed capacity for the project, and for the Process Design Package (PDP), totaling $27 million.

In addition to the Technology License and PDP, SES will immediately begin providing technical services to AFE related to the development of the project. It is expected that the project will purchase proprietary equipment from SES which, based on the license capacity of the project, could be valued at approximately $120 million and would be contracted soon after completion of the PDP. Fees are to be paid at agreed milestones across the development, design, construction, start-up and operations of the project.  The entire package of technology, services and equipment is expected to provide SES with top line revenue of approximately $150 million, with attractive gross profit margins.

This Technology License Agreement kicks off AFE’s first project. It is expected to be the first of several AFE projects developed for industrial-scale poly-generation facilities that produce low-cost syngas, ammonia for nitrogen fertilizer and ammonium nitrate products, as well as synthetic natural gas (SNG) and electric power. AFE has identified several project opportunities, and is expected to carry two of these projects forward into development, design and construction, subject to obtaining all necessary Government approvals and funding. A similar second Technology License and PDP order is also anticipated either later this year or next year related to AFE’s second project undertaking.

“This is an important day for SES and AFE. We are very excited to complete this Technology Licensing Agreement with AFE, which is a key to the advancement of AFE’s first project. AFE’s business model is to retain a significant carried interest in projects it develops, and as SES is a 40% owner of AFE, SES is expecting to also indirectly own an interest in these projects. The scale of these projects is quite large, on the order of $2 billion total installed cost. Altogether, we believe that the technology, services, equipment and equity earnings have the potential to generate attractive income for SES. As a result, our Australian platform is fast becoming a growth business for SES,” said Robert W. Rigdon, Vice Chairman of SES and Deputy Chairman of AFE.

“SES’s technology is the key to unlocking the most economic, beneficial and environmentally responsible energy and chemical project solutions for our country.  AFE’s acquired coal resources, including the recently announced Batchfire/Callide mine and Pentland resource, along with local renewable resources, are expected to be used in combination to fuel the projects in a very clean, responsible manner, while consuming less water than other commercially available technologies. We looked hard and long at the available cleaner energy solutions and, hands-down, SES’s technology delivers,” said Edek Choros, AFE’s CEO. “We are planning to complete a capital raising this year, which will facilitate the design, approval and financial closing process. Construction funding will be required after final investment decision. We anticipate carrying two initial projects into development and subsequent design and construction.”

The SES business model in Australia is a combination of top line revenue and margin from technology licensing and equipment sales, as well as dividends from project equity ownership through its 40% ownership in AFE that can provide recurring annual income to SES over the life of the project. Additionally, SES expects to receive dividends from ownership in the primary fuel resources that supply the AFE projects, such as Batchfire Resources Pty Ltd, which operates the large and well-established Callide coal mine, and future resource operations such as the recently announced Pentland resource acquisition.

“AFE has grown into the most advanced model of our cleaner, lower carbon energy platform, with potential for multiple attractive projects that can result from the highly advantaged economics of connecting coal ownership with projects using our technology. Simultaneously, we are pursuing this platform model in other regions of the world that have abundant coal and limited access to affordable natural gas,” said DeLome Fair, SES’s President and CEO.

Ms. Fair continued, “The combination of our ownership in Batchfire Resources and this license and engineering work, together with the expected proprietary equipment order and equity ownership to follow, are the first major commercial successes for SES outside of China. When combined with the future projects that are planned by our Australia platform and coal mine ownership, we believe that SES now has a solid base for both near term profitability and attractive long term growth, and we are working to develop similar platforms in Europe, the Caribbean and South America.”

Ms. Fair will discuss the Technology License Agreement and provide a business update, as well as report on financial results for the Company’s fiscal 2017 third quarter ended March 31, 2017, beginning at 4:15 p.m. ET on May 11. To access the live conference call webcast, please log on to http://services.choruscall.com/links/symx170511.html, or the Investor Center of the corporate website: http://ir.synthesisenergy.com/index.cfm. Alternatively, interested parties may participate in SES’s conference call by phoning (877) 508-9602 (U.S.) or (412) 317-5113 (Int’l). Callers should request the “Synthesis Energy Systems, Inc. call.”

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

About Australian Future Energy Pty Ltd

Australian Future Energy (AFE), Pty Ltd is a privately owned Australian company founded in 2014 by its primary shareholders, coal industry veteran Edek Choros and Synthesis Energy Systems, Inc. AFE was established to secure an ownership position in local resources, such as coal and biomass for production of agricultural chemicals and energy using SES gasification technology that will reduce carbon dioxide emissions, and support Australian industry and regional growth.

As part of the formation of AFE, SES and AFE entered into a Master Technology Agreement whereby SES will share a portion of its earned license fee with AFE, and AFE will exclusively use SES technology while SES will exclusively use AFE as its channel to the Australian market. Since formation, AFE successfully created Batchfire Resources, Pty, Ltd in Australia which completed the acquisition of the large Callide operating coal mine in Queensland. AFE has also acquired ownership of the mine development lease for a 270 million ton resource near Pentland, QLD announced in April 2017. Coal resources, along with local renewable resources, will be used in combination to fuel the AFE projects. AFE continues to actively develop its first projects that will utilize SES’s efficient and low-cost clean syngas production technology.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to develop our power business unit and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of the ZZ Joint Venture to retire existing facilities and equipment and build another SGT facility; the ability of Batchfire and AFE management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects, our ability to raise additional capital, if any, our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com